UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2017

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35877	46-1347456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1906 Towne Centre Blvd, Suite 370 Annapolis,

Maryland 21401

(Address of principal executive offices)

(410) 571-9860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 16, 2017, Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), in connection with the offer and sale by the Company to the Underwriters of $135,000,000 aggregate principal amount of its 4.125% Convertible Senior Notes due 2022 (the “Notes”). The Underwriters have the option to purchase within 30 days of August 16, 2017 up to an additional $15,000,000 aggregate principal amount of Notes from the Company, solely to cover over-allotments. The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The public offering generated net proceeds of approximately $130.9 million, after deducting the underwriting discount and estimated offering expenses. The Company intends to contribute the net proceeds to Hannon Armstrong Sustainable Infrastructure, L.P. (the “Operating Partnership”), its operating partnership subsidiary, in exchange for the issuance by the Operating Partnership of a senior unsecured note (the “Mirror Note”) with terms that are substantially equivalent to the terms of the Notes. The Operating Partnership intends to use the net proceeds to repay outstanding borrowings under one or both of a senior secured revolving credit facility and a recourse credit facility or for general corporate purposes.

The Notes were issued under an indenture (the “Base Indenture”), dated as of August 22, 2017, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated as of August 22, 2017, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes bear interest at a rate of 4.125% per year, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2018. The Notes will mature on September 1, 2022 (the “Maturity Date”), unless earlier repurchased, redeemed or converted.

If the Company undergoes a “fundamental change” (as defined in the Indenture) involving the Company, subject to certain conditions, holders of the Notes may require the Company to repurchase for cash all or parts of such holders’ Notes. The fundamental change repurchase price for the Notes generally will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. Holders of the Notes may convert any of their Notes into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the applicable conversion rate at any time prior to the close of business on the second scheduled trading day immediately preceding the Maturity Date, unless the Notes have been previously redeemed or repurchased by the Company. Following the occurrence of a make-whole fundamental change, the Company will, in certain circumstances, increase the conversion rate for a holder that converts its Notes in connection with such make-whole fundamental change.

Any conversion of Notes into shares of Common Stock will be subject to certain ownership limitations (as more fully described in the Indenture). The initial conversion rate for each $1,000 aggregate principal amount of the Notes is 36.7107 shares of Common Stock, equivalent to a conversion price of approximately $27.24 per share of Common Stock, which is approximately a 20% premium to the closing price of the Common Stock on August 16, 2017. The conversion rate is subject to adjustment in certain circumstances.

The Company may redeem the Notes prior to September 1, 2022, to the extent the Company’s board of directors determines such redemption is reasonably necessary to preserve its qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. If the Company determines that redeeming the Notes is necessary to preserve its qualification as a REIT, then it may at any time prior to maturity redeem all or part (in a principal amount that is integral multiple of $1,000) of the Notes at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, if any, but excluding, the redemption date.

On or after March 1, 2022, the Company may redeem the Notes for cash, in whole or from time to time in part, at its option, at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes to be redeemed, (ii) accrued and unpaid interest (including additional interest, if any) thereon to, but excluding, the redemption date and (iii) the make-whole premium. The Company will give notice of any redemption not less than 15 nor more than 30 calendar days before the redemption date to holders of the Notes.

Except as described in the Indenture, if an event of default with respect to the Notes occurs, holders of the Notes may, upon satisfaction of certain conditions, accelerate the principal amount of the Notes plus accrued and unpaid interest. In addition, the principal amount of the Notes plus accrued and unpaid interest will automatically become due and payable in the case of certain types of bankruptcy or insolvency or events of default involving the Company.

The Notes are the senior unsecured obligations of the Company and rank (i) senior in right of payment to any future indebtedness the Company may have that is expressly subordinated in right of payment to the Notes; (ii) equal in right of payment to the Company’s future unsecured indebtedness that is not so subordinated; (iii) effectively junior in right of payment to any of the Company’s existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and (iv) structurally subordinated to all existing and future indebtedness (including trade payables) and any future preferred equity interests of the Company’s subsidiaries as well as to any of the Company’s existing or future indebtedness that may be guaranteed by any of the Company’s subsidiaries (to the extent of any such guarantee), except for the future unsecured and unsubordinated indebtedness of the Operating Partnership with which the Notes will rank equal in right of payment, including but not limited to the Mirror Note.

The preceding description is qualified in its entirety by reference to the Underwriting Agreement, the Base Indenture and the Supplemental Indenture, copies of which are attached as Exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 16, 2017, by and among the Company, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein

4.1	Indenture, dated as of August 22, 2017, between the Company and U.S. Bank National Association, as Trustee

4.2	First Supplemental Indenture, dated as of August 22, 2017, between the Company and U.S. Bank National Association, as Trustee (including the form of 4.125% Convertible Senior Note due 2022)

5.1	Opinion of Clifford Chance US LLP (including consent of such firm)

8.1	Tax Opinion of Clifford Chance US LLP (including consent of such firm)

23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1)

23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Steven L. Chuslo
Name:	Steven L. Chuslo
Title:	Executive Vice President and General Counsel

Date: August 22, 2017